Exhibit 99.1

Western Alliance Reports Third Quarter 2011 Earnings of $13.0 million

  Loan Growth of $115 million, Deposit Growth of $45 million
  Stockholders’ Equity Growth $17 million
  TARP Repaid, SBLF Participant

PHOENIX--(BUSINESS WIRE)--October 17, 2011--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the third quarter 2011.

Third Quarter 2011 Highlights:

  Net income of $13.0 million, including after tax unrealized gains from assets/liabilities measured at fair value of $4.2 million
  Net income of $0.04 per common share, including a one-time charge of $0.09 per common share from accelerated preferred stock accretion from TARP repayment and $0.05 unrealized gain from assets measured at fair value
  Pre-tax, pre-provision operating earnings of $28.1 million, up 1.8% from $27.6 million in second quarter 2011 and up 14.2% from $24.6 million in third quarter 20101
  Net interest margin of 4.29% compared to 4.34% in the second quarter 2011 and 4.32% in the third quarter 2010
  Total loans of $4.53 billion, up $115 million from June 30, 2011 and up $353 million from September 30, 2010
  Total deposits of $5.63 billion, up $45 million from June 30, 2011 and up $304 million from September 30, 2010
  Nonperforming assets (nonaccrual loans and repossessed assets) remained at 3.1% of total assets compared to second quarter 2011 and declined from 3.9% in third quarter 2010
  Net loan charge-offs of $15.3 million, up from $13.6 million for the second quarter 2011 and down from $24.8 million in third quarter 2010
  Tier I Leverage capital of 9.7% and Total Risk-Based Capital ratio of 13.1%, compared to 10.0% and 13.7% a year ago
  Total equity of $632.3 million, up $16.6 million from June 30, 2011 and up $12.5 million from September 30, 2010
  Receipt of $141 million from participation in the U.S. Department of Treasury’s Small Business Lending Fund (SBLF)
  Repayment of $140 million Troubled Asset Relief Program (TARP), which resulted in additional $6.9 million charge to net income available to common shareholders

Financial Performance

“We are pleased to announce another quarter of strong growth in loans and deposits, increasing pre-tax pre-credit earnings, stable net interest margin, and improving asset quality,” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation. “Also, as announced on September 27, 2011, we are excited to participate in the SBLF Program. As one of the largest lenders to small businesses in our markets, this Program will facilitate our ability to continue to service the credit needs of this important segment.”

Ken Vecchione, President and Chief Operating Officer, added, “We continue to focus on creating shareholder value by increasing our earning power as our pre-tax pre-credit income rose for the ninth consecutive quarter, thus contributing to our strong capital position. This increase was driven by growth in market share of both loans and deposits, while maintaining a stable expense base since 2009.”

Western Alliance Bancorporation reported net income of $13.0 million in the third quarter 2011. Income from continuing operations before income tax was $21.1 million, including pre-tax net unrealized gains from assets/liabilities measured at fair value of $6.4 million.

The Company reported net income per common share of $0.04 in the third quarter 2011. The income included a one-time $0.09 charge from accelerated preferred stock accretion as a result of TARP repayment and $0.05 net unrealized gains from assets/liabilities measured at fair value after tax.

Total loans increased $115 million to $4.53 billion at September 30, 2011 from $4.41 billion on June 30, 2011. This increase was driven by growth in commercial and industrial loans and commercial leases. Loans increased $353 million, or 8.5 percent from September 30, 2010.

Total deposits increased $45 million to $5.63 billion at September 30, 2011 from $5.59 billion at June 30, 2011, with growth primarily in savings, money market and interest bearing demand deposits, partially offset by a decline in certificates of deposit. Deposits increased $304 million, or 5.7 percent from September 30, 2010.

Income Statement

Net interest income of $64.6 million in the third quarter 2011 increased by 2.1 percent compared to the second quarter 2011 and 8.6 percent compared to the third quarter 2010. The net interest margin in the third quarter 2011 was 4.29 percent compared to 4.34 percent in the second quarter 2011 and 4.32 percent in the third quarter of 2010.

Operating non-interest income was $5.9 million for the third quarter 2011.1 This performance was a decrease from $6.8 million for the second quarter of 2011 and $6.3 million for the third quarter of 2010.1

Net revenue was $70.5 million for the third quarter 2011, a one percent increase from $70.1 million for the second quarter of 2011 and 7.1 percent from $65.8 million for the third quarter 2010.1

Other non-interest income included a $6.4 million unrealized gain from the write-down of the Company’s liabilities due to credit spreads widening and a net gain on investment securities sales of $0.8 million.

Operating non-interest expenses have been relatively flat at $42.4 million for the third quarter 2011, compared to $42.5 million for the second quarter of 2011 and $41.3 million for the third quarter of 2010.1 The Company’s operating efficiency ratio was 59.6 percent for the third quarter 2011, improved from 62.4 percent for the third quarter 2010.1 The Company had 911 full-time equivalent employees at September 30, 2011, compared to 907 one year ago.

A key performance metric for the Company is its pre-tax, pre-provision operating earnings, which it defines as net operating revenue less its operating non-interest expense.1 For the second quarter 2011, the Company’s performance was $28.1 million, up from $27.6 million in the second quarter 2011 and $24.6 million in the third quarter 2010.1

The provision for credit losses was $11.2 million for the third quarter 2011 compared to $11.9 million for the second quarter 2011. The provision for the third quarter of 2010 was $23.0 million. Net loan charge-offs in the third quarter 2011 were $15.3 million or 1.40 percent of average loans (annualized), up from $13.6 million or 1.26 percent of average loans (annualized) for the second quarter 2011 due to increased residential real estate loan charge-offs. Net charge-offs for the third quarter 2010 were $24.8 million or 2.41% of average loans (annualized).

Nonaccrual loans and repossessed assets remained flat at $200.4 million or 3.1 percent of total assets at September 30, 2011, compared to the second quarter 2011 and decreased from $241 million or 3.9 percent of total assets at September 30, 2010. Loans past due 90 days and still accruing totaled $2.1 million at September 30, 2011, up from $1.1 million at June 30, 2011 and down from $5.7 million at September 30, 2010. Loans past due 30-89 days totaled $12.4 million at quarter end, up slightly from $11.6 million at June 30, 2011 and down from $20.4 million at September 30, 2010.

Classified assets to Tier I capital plus allowance for credit losses, a common regulatory measure of asset quality, improved to 42 percent at September 30, 2011 from 57 percent at September 30, 2010.1

Net loss on sales and valuation of repossessed assets (primarily other real estate) was $2.1 million for the third quarter 2011 compared to $8.6 million in the prior quarter. At September 30, 2011, other repossessed assets were valued at $87 million compared to $86 million at June 30, 2011 and $110 million one year ago.

Balance Sheet

Gross loans totaled $4.53 billion at September 30, 2011, an increase of $115 million from June 30, 2011 and an increase of $353 million from $4.17 billion at September 30, 2010. At September 30, 2011 the allowance for credit losses was 2.21 percent of total loans down from 2.37 percent at June 30, 2011 and 2.59 percent at September 30, 2010.

Deposits totaled $5.63 billion at September 30, 2011, an increase of $45 million from $5.59 billion at June 30, 2011 and an increase of $304 million from $5.33 billion at September 30, 2010.

Non-interest bearing deposits increased slightly at September 30, 2011 from June 30, 2011 and increased $97.3 million from $1.42 billion at September 30, 2010. Non-interest bearing deposits comprised 27.0 percent of total deposits at September 30, 2011, compared to 26.7 percent a year ago.

At September 30, 2011, the Company’s loans were 80.4 percent of deposits compared to 79.0 percent at June 30, 2011 and 78.3 percent at September 30, 2010.

Stockholders’ equity at September 30, 2011 increased to $632.3 million from $615.7 million at June 30, 2011. At September 30, 2011, tangible common equity was 7.0 percent of tangible assets1 and total risk-based capital was 13.1 percent of risk-weighted assets.

Total assets increased one percent to $6.55 billion at September 30, 2011 from $6.51 billion at June 30, 2011 and increased 6.0 percent from $6.18 billion at September 30, 2010.

Operating Unit Highlights

Bank of Nevada reported that loans declined slightly during the third quarter of 2011 and declined $88 million during the last 12 months to $1.85 billion at September 30, 2011. Deposits increased $17 million in the third quarter of 2011 and increased $59 million over the last twelve months to $2.47 billion. Net income for Bank of Nevada was $1.7 million for the third quarter 2011, compared with net income of $3.7 million for the second quarter of 2011 and net loss of $6.9 million during the third quarter 2010.

Western Alliance Bank reported loan growth of $56 million during the third quarter 2011 and $218 million during the last 12 months to $1.48 billion. Deposits increased $8 million in the third quarter and increased $38 million during the last 12 months to $1.77 billion. Net income for Western Alliance Bank was $5.5 million during the third quarter 2011 compared with net income of $3.8 million during the second quarter of 2011 and a net income of $4.3 million during the third quarter 2010.

The Torrey Pines Bank segment, which excludes discontinued operations, reported that loans increased $62 million during the third quarter 2011 and increased $223 million during the last 12 months to $1.23 billion. Deposits increased $18 million in the third quarter 2011 and $168 million over the last 12 months to $1.40 billion. Net income for Torrey Pines Bank was $5.4 million during the third quarter 2011 compared with net income of $4.2 million for the second quarter of 2011 and net income of $4.0 million during the third quarter 2010.

Attached to this press release is summarized financial information for the quarter ended September 30, 2011.

Conference Call and Webcast

Western Alliance Bancorporation will host a conference call and live webcast to discuss its third quarter 2011 financial results at 12:00 p.m. ET on Tuesday, October 18, 2011.

Participants may access the call by dialing 1-866-843-0890 and using passcode: 4530713 or via live audio webcast using the website link: https://services.choruscall.com/links/wal111018.html. The webcast is also available via our website at www.westernalliancebancorp.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET October 18 until 9 a.m. ET October 26th by dialing 1-877-344-7529 using the pass code 10005379.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, Western Alliance Bank doing business as Alliance Bank of Arizona and First Independent Bank, Torrey Pines Bank, and Shine Investment Advisory Services. These dynamic organizations provide a broad array of deposit and credit services to clients in Nevada, Arizona and California, and investment services in Colorado. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, www.westernalliancebancorp.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Western Alliance Bancorporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 16

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

	At or for the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2011	2010	Change %	2011	2010	Change %
	(in thousands, except per share data)
Selected Balance Sheet Data:
(dollars in millions)
Total assets	$6,545.9	$6,179.1	5.9%
Loans, net of deferred fees	4,526.5	4,173.5	8.5
Securities and money market investments	1,304.6	929.7	40.3
Federal funds sold	-	1.0
Total deposits	5,632.9	5,328.5	5.7
Borrowings	215.8	159.7	35.1
Junior subordinated and subordinated debt	36.3	36.3	0.0
Stockholders' equity	632.3	619.8	2.0

Selected Income Statement Data:
(dollars in thousands)
Interest income	$74,133	$70,705	4.8%	$219,745	$209,439	4.9%
Interest expense	9,548	11,237	(15.0)	30,776	37,796	(18.6)
Net interest income	64,585	59,468	8.6	188,969	171,643	10.1
Provision for loan losses	11,180	22,965	(51.3)	33,112	74,827	(55.7)
Net interest income after provision for credit losses	53,405	36,503	46.3	155,857	96,816	61.0
Non-interest income	13,082	12,167	7.5	29,509	47,556	(37.9)
Non-interest expense	45,481	46,109	(1.4)	144,635	140,213	3.2
Income (loss) from continuing operations before income taxes	21,006	2,561	720.2	40,731	4,159	879.3
Income tax expense (benefit)	7,514	(79)	9,611.4	14,838	(1,830)	910.8
Income from continuing operations	13,492	2,640	411.1	25,893	5,989	332.3%
Loss on discontinued operations, net	(481)	(631)	23.8	(1,500)	(2,368)
Net income	$13,011	$2,009	547.6%	$24,393	$3,621
Diluted net income (loss) from continuing operations	$0.05	$0.00		$0.14	$(0.02)
Diluted net loss from discontinued operations, net of tax	$(0.01)	$(0.01)		$(0.02)	$(0.03)
Diluted net income (loss) per common share	$0.04	$(0.01)	500.0%	$0.12	$(0.05)	345.8%

Common Share Data:
Diluted net income (loss) per common share	$0.04	$(0.01)	500.0%	$0.12	$(0.05)	345.8%
Book value per common share	$5.97	$6.01	(0.7)%
Tangible book value per share, net of tax (1)	$5.57	$5.58	(0.1)%
Average shares outstanding (in thousands):
Basic	80,931	75,554	7.1	80,870	73,240	10.4
Diluted	81,125	75,554	7.4	81,121	73,240	10.8
Common shares outstanding	82,263	81,503	0.9

(1) See Reconciliation of Non-GAAP Financial Measures

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited
	At or for the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2011	2010	Change %	2011	2010	Change %
	(in thousands, except per share data)
Selected Performance Ratios:
Return on average assets (1)	0.79%	0.13%	507.7%	0.51%	0.08%	537.5%
Return on average stockholders' equity (1)	8.13	1.31	520.6	5.22	0.82	536.6
Net interest margin (1)	4.29	4.32	(0.7)	4.32	4.22	2.4
Net interest spread	4.05	4.03	0.5	4.06	3.90	4.1
Efficiency ratio - tax equivalent basis (2)	59.60	62.39	(4.5)
Loan to deposit ratio	80.36	78.32	2.6

Capital Ratios:
Tangible equity (2)	9.1%	9.4%	(3.1)%
Tangible common equity (2)	7.0	7.3	(4.6)
Tier one common equity (2)	8.6	9.0	(4.4)
Tier 1 Leverage ratio (3)	9.7	10.0	(3.0)
Tier 1 Risk Based Capital (3)	11.8	12.4	(4.8)
Total Risk Based Capital (3)	13.1	13.7	(4.4)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	1.40%	2.41%	(41.9)%	1.35%	2.47%	(45.3)%
Nonaccrual loans to gross loans	2.51	3.14	(20.1)
Nonaccrual loans and repossessed assets to total assets	3.06	3.90	(21.5)
Loans past due 90 days and still accruing to total loans	0.05	0.14	(64.3)
Allowance for credit losses to loans	2.21	2.59	(14.7)
Allowance for credit losses to nonaccrual loans	88.13	82.63	6.7

(1) Annualized for the three and nine month periods ended September 30, 2011 and 2010.
(2) See Reconciliation of Non-GAAP Financial Measures.
(3) Capital ratios are preliminary until Call Reports are filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Statements of Operations
Unaudited	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Interest income:	(dollars in thousands)
Loans	$65,540	$64,273	$194,341	$190,641
Investment securities	8,356	6,104	24,828	17,679
Federal funds sold and other	237	328	576	1,119
Total interest income	74,133	70,705	219,745	209,439
Interest expense:
Deposits	6,982	9,531	22,428	32,677
Customer repurchase agreements	77	74	263	471
Borrowings	2,024	896	6,229	1,714
Junior subordinated and subordinated debt	465	736	1,856	2,934
Total interest expense	9,548	11,237	30,776	37,796
Net interest income	64,585	59,468	188,969	171,643
Provision for credit losses	11,180	22,965	33,112	74,827
Net interest income after provision for credit losses	53,405	36,503	155,857	96,816
Non-interest income
Unrealized gains (losses) on assets/liabilities measured at fair value,net	6,420	(210)	6,247	6,341
Securities impairment charges	-	-	(226)	(1,174)
Gains on sales of investment securities, net	781	5,460	4,826	19,757
Trust and investment advisory services	661	1,001	1,955	3,395
Service charges	2,337	2,276	6,864	6,791
Operating lease income	353	998	1,605	2,928
Bank owned life insurance	1,189	773	4,195	2,271
Gain on extinguishment of debt	-	-	-	3,000
Other	1,341	1,869	4,043	4,247
	13,082	12,167	29,509	47,556
Non-interest expenses:
Salaries and employee benefits	23,319	21,860	69,119	65,461
Occupancy	5,126	4,890	15,024	14,505
Insurance	2,664	4,115	8,878	11,366
Repossessed asset and loan expenses	2,059	1,918	6,465	5,847
Net loss on sales and valuations of repossessed assets	2,128	4,855	16,890	15,836
Legal, professional and director's fees	1,912	1,546	5,639	5,553
Marketing	1,090	878	3,382	3,079
Intangible amortization	890	901	2,669	2,714
Customer service	900	987	2,620	3,205
Data Processing	895	842	2,671	2,427
Operating lease depreciation	245	627	993	1,963
Merger/restructure expense	974	-	1,082	-
Other	3,279	2,690	9,203	8,257
	45,481	46,109	144,635	140,213
Income from continuing operations before income taxes	21,006	2,561	40,731	4,159
Income tax expense (benefit)	7,514	(79)	14,838	(1,830)
Income from continuing operations	13,492	2,640	25,893	5,989
Loss from discontinued operations net of tax benefit	(481)	(631)	(1,500)	(2,368)
Net income	13,011	2,009	24,393	3,621
Preferred stock dividends	1,752	1,750	5,252	5,250
Accretion on preferred stock discount	7,667	716	9,173	2,149
Net income (loss) available to common stockholders	$3,592	$(457)	$9,968	$(3,778)
Diluted net income (loss) per share	$0.04	$(0.01)	$0.12	$(0.05)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Operations
Unaudited	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2011	2011	2011	2010	2010
Interest income:	(in thousands, except per share data)
Loans	$65,540	$64,919	$63,882	$64,985	$64,273
Investment securities	8,356	8,542	7,930	7,054	6,104
Federal funds sold and other	237	185	154	335	328
Total interest income	74,133	73,646	71,966	72,374	70,705
Interest expense:
Deposits	6,982	7,548	7,898	8,652	9,531
Borrowings and customer repurchase agreements	2,101	2,123	2,268	2,097	970
Junior subordinated and subordinated debt	465	689	702	714	736
Total interest expense	9,548	10,360	10,868	11,463	11,237
Net interest income	64,585	63,286	61,098	60,911	59,468
Provision for credit losses	11,180	11,891	10,041	18,384	22,965
Net interest income after provision for credit losses	53,405	51,395	51,057	42,527	36,503
Non-interest income
Mark-to-market gains (losses), net	6,420	336	(509)	(6,710)	(210)
Securities impairment charges	-	(226)	-	(12)	-
Gains on sales of investment securities, net	781	2,666	1,379	-	5,460
Trust and investment advisory services	661	657	636	608	1,001
Service charges	2,337	2,243	2,284	2,177	2,276
Operating lease income	353	580	671	864	998
Bank owned life insurance	1,189	1,822	1,184	1,027	773
Other	1,341	1,519	1,185	1,326	1,869
	13,082	9,597	6,830	(720)	12,167
Non-interest expenses:
Salaries and employee benefits	23,319	22,960	22,840	21,125	21,860
Occupancy	5,126	5,044	4,854	5,075	4,890
Insurance	2,664	2,352	3,863	4,109	4,115
Repossessed asset and loan expenses	2,059	2,284	2,122	2,230	1,918
Net loss on sales and valuations of repossessed assets	2,128	8,633	6,129	12,991	4,855
Legal, professional and director's fees	1,912	2,361	1,366	2,038	1,546
Marketing	1,090	1,135	1,157	982	878
Intangible amortization	890	890	890	889	901
Customer service	900	828	892	1,050	987
Data Processing	895	928	848	948	842
Operating lease depreciation	245	327	421	542	627
Merger/restructure expense	974	(109)	217	1,651	-
Other	3,279	3,375	2,547	2,915	2,690
	45,481	51,008	48,146	56,545	46,109
Income (loss) from continuing operations before income taxes	21,006	9,984	9,741	(14,738)	2,561
Income tax expense (benefit)	7,514	3,295	4,029	(4,580)	(79)
Income (loss) from continuing operations	$13,492	$6,689	$5,712	$(10,158)	$2,640
Loss from discontinued operations, net of tax	(481)	(460)	(559)	(657)	(631)
Net income (loss)	$13,011	$6,229	$5,153	$(10,815)	$2,009
Preferred stock dividends	1,752	1,750	1,750	1,750	1,750
Accretion on preferred stock	7,667	753	753	734	716
Net Income (loss) available to common stockholders	$3,592	$3,726	$2,650	$(13,299)	$(457)
Diluted net income (loss) per share	$0.04	$0.05	$0.03	$(0.17)	$(0.01)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2011	2011	2011	2010	2010
Assets:	(in millions)
Cash and due from banks	$306.0	$534.6	$363.3	$215.8	$615.0
Federal funds sold	-	-	-	0.9	1.0
Cash and cash equivalents	306.0	534.6	363.3	216.7	616.0

Securities and money market investments	1,304.6	1,138.2	1,319.6	1,273.1	929.7
Loans:
Commercial	1,152.9	1,029.5	935.9	934.6	876.8
Commercial real estate - owner occupied	1,225.4	1,285.3	1,299.5	1,223.1	1,227.7
Construction and land development	404.4	396.3	391.7	451.5	488.3
Commercial real estate - non-owner occupied	1,239.8	1,170.0	1,086.9	1,038.5	981.4
Residential real estate	450.2	473.9	504.5	527.3	533.6
Consumer	60.3	62.6	65.7	71.5	71.4
Deferred fees, net	(6.5)	(5.9)	(6.2)	(6.0)	(5.7)
	4,526.5	4,411.7	4,278.0	4,240.5	4,173.5
Allowance for credit losses	(100.2)	(104.4)	(106.1)	(110.7)	(108.2)
Loans, net	4,426.3	4,307.3	4,171.9	4,129.8	4,065.3

Premises and equipment, net	106.2	109.2	112.0	114.4	116.5
Other repossessed assets	86.7	85.7	98.3	107.7	110.1
Bank owned life insurance	132.7	131.5	131.0	129.8	94.8
Goodwill and other intangibles	36.6	37.5	38.4	39.3	40.2
Other assets	146.8	164.1	170.3	183.1	206.5
Total assets	$6,545.9	$6,508.1	$6,404.8	$6,193.9	$6,179.1
Liabilities and Stockholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$1,519.0	$1,516.8	$1,455.1	$1,443.3	$1,421.7
Interest bearing
Demand	466.0	456.5	521.2	523.8	645.4
Savings and money market	2,151.9	2,105.4	2,100.6	1,926.1	1,892.2
Time certificates	1,496.0	1,509.6	1,420.6	1,445.2	1,369.2
Total deposits	5,632.9	5,588.3	5,497.5	5,338.4	5,328.5
Customer repurchase agreements	142.6	148.7	163.4	109.4	86.8
Total customer funds	5,775.5	5,737.0	5,660.9	5,447.8	5,415.3
Borrowings	73.2	73.1	73.0	73.0	72.9
Junior subordinated debt	36.3	42.7	43.0	43.0	36.3
Accrued interest payable and other liabilities	28.6	39.6	26.3	27.9	34.8
Total liabilities	5,913.6	5,892.4	5,803.2	5,591.7	5,559.3
Stockholders' Equity
Common stock and additional paid-in capital	743.0	741.6	740.9	739.6	737.8
Preferred Stock	141.0	132.3	131.6	130.8	130.1
Retained earnings (deficit)	(248.8)	(252.4)	(256.2)	(258.8)	(245.5)
Accumulated other comprehensive income (loss)	(2.9)	(5.8)	(14.7)	(9.4)	(2.6)
Total stockholders' equity	632.3	615.7	601.6	602.2	619.8
Total liabilities and stockholders' equity	$6,545.9	$6,508.1	$6,404.8	$6,193.9	$6,179.1

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2011	2011	2011	2010	2010

	(in thousands)
Balance, beginning of period	$104,375	$106,133	$110,699	$108,170	$110,013
Provision for credit losses	11,180	11,891	10,041	18,384	22,965
Recoveries of loans previously charged-off:
Construction and land development	707	677	416	773	214
Commercial real estate	127	804	471	13	160
Residential real estate	440	172	269	304	1,209
Commercial and industrial	1,243	726	829	800	389
Consumer	41	44	25	36	47
Total recoveries	2,558	2,423	2,010	1,926	2,019
Loans charged-off:
Construction and land development	2,369	1,516	4,198	3,221	3,843
Commercial real estate	2,484	4,286	6,114	7,297	12,813
Residential real estate	10,555	3,339	3,282	3,278	3,695
Commercial and industrial	1,420	5,926	1,407	2,823	5,036
Consumer	1,069	1,005	1,616	1,162	1,440
Total loans charged-off	17,897	16,072	16,617	17,781	26,827
Net loans charged-off	15,339	13,649	14,607	15,855	24,808
Balance, end of period	$100,216	$104,375	$106,133	$110,699	$108,170

Net charge-offs (annualized) to average loans outstanding	1.40%	1.26%	1.39%	1.52%	2.41%
Allowance for credit losses to gross loans	2.21	2.37	2.48	2.61	2.59
Nonaccrual loans	$113,713	$112,750	$114,246	$116,999	$130,905
Repossessed assets	86,692	85,732	98,312	107,655	110,096
Loans past due 90 days, still accruing	2,096	1,134	1,087	1,458	5,667
Loans past due 30 to 89 days, still accruing	12,414	11,581	30,689	18,164	20,432
Classified loans on accrual	110,654	126,681	128,434	140,377	156,295
Watch loans	167,571	190,045	204,470	194,905	205,114

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Three Months Ended September 30,
	2011			2010
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Investment securities (1)	$1,224.7	$8,356	2.91%	$903.3	$6,075	2.80%
Federal funds sold and other	0.9	1	0.44%	11.2	29	1.03%
Loans (1)	4,393.2	65,540	5.92%	4,115.9	64,273	6.20%
Short term investments	380.8	213	0.22%	421.2	299	0.28%
Investment in restricted stock	35.4	23	0.26%	39.8	29	0.29%
Total interest earning assets	6,035.0	74,133	4.92%	5,491.4	70,705	5.13%
Non-interest earning assets
Cash and due from banks	121.7			121.3
Allowance for credit losses	(105.3)			(111.9)
Bank owned life insurance	131.9			94.3
Other assets	375.0			402.1
Total assets	$6,558.3			$5,997.2
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$466.2	$410	0.35%	$659.3	$708	0.43%
Savings and money market	2,127.8	3,184	0.59%	1,890.0	4,032	0.85%
Time certificates of deposit	1,499.2	3,388	0.90%	1,341.6	4,791	1.42%
Total interest-bearing deposits	4,093.2	6,982	0.68%	3,890.9	9,531	0.97%
Borrowings	220.7	2,101	3.78%	118.8	970	3.24%
Junior subordinated and subordinated debt	42.7	465	4.32%	36.3	736	8.04%
Total interest-bearing liabilities	4,356.6	9,548	0.87%	4,046.0	11,237	1.10%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,532.9			1,317.2
Other liabilities	33.9			27.6
Stockholders’ equity	634.9			606.4
Total liabilities and stockholders' equity	$6,558.3			$5,997.2
Net interest income and margin		$64,585	4.29%		$59,468	4.32%
Net interest spread			4.05%			4.03%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $634 and $307 for the third quarter ended 2011 and 2010, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Nine Months Ended September 30,
	2011			2010

	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning Assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Investment securities (1)	$1,258.0	$24,828	2.81%	$845.2	$17,679	2.91%
Federal funds sold & other	-	2	0.00%	22.2	151	0.91%
Loans (1)	4,311.6	194,341	6.03%	4,083.4	190,641	6.24%
Short term investments	288.0	502	0.23%	473.1	862	0.24%
Investment in restricted stock	36.1	72	0.27%	40.7	106	0.35%
Total interest earnings assets	5,893.7	219,745	5.02%	5,464.6	209,439	5.14%
Non-interest earning assets
Cash and due from banks	121.4			109.7
Allowance for credit losses	(107.7)			(115.0)
Bank owned life insurance	131.1			93.5
Other assets	390.6			401.0
Total assets	$6,429.1			$5,953.8
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$479.2	$1,427	0.40%	$563.7	$2,223	0.53%
Savings and money market	2,082.0	10,426	0.67%	1,837.7	12,894	0.94%
Time certificates of deposits	1,459.7	10,575	0.97%	1,447.0	17,560	1.62%
Total interest-bearing deposits	4,020.9	22,428	0.75%	3,848.4	32,677	1.14%
Borrowings	224.0	6,492	3.87%	157.8	2,185	1.85%
Junior subordinated and subordinated debt	42.9	1,856	5.78%	71.1	2,934	5.52%
Total interest-bearing liabilities	$4,287.8	30,776	0.96%	$4,077.3	37,796	1.24%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,487.2			1,249.4
Other liabilities	28.8			34.4
Stockholders’ equity	625.3			592.7
Total liabilities and stockholders' equity	$6,429.1			$5,953.8
Net interest income and margin		$188,969	4.32%		$171,643	4.22%
Net interest spread			4.06%			3.90%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $1,588 and $700 for the nine months September 30, 2011 and 2010, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited					Inter-
					segment	Consoli-
	Bank	Western	Torrey		elimi-	dated
	of Nevada	Alliance Bank	Pines Bank*	Other	nations	Company
At September 30, 2011	(dollars in millions)
Assets	$2,853.0	$2,073.1	$1,623.9	$752.6	$(756.7)	$6,545.9
Gross loans and deferred fees, net	1,851.9	1,484.8	1,232.6	-	(42.8)	4,526.5
Less: Allowance for credit losses	(63.4)	(20.2)	(16.6)	-	-	(100.2)
Net loans	1,788.5	1,464.6	1,216.0	-	(42.8)	4,426.3
Goodwill	23.2	-	-	2.7	-	25.9
Deposits	2,466.5	1,768.4	1,400.3	-	(2.3)	5,632.9
Stockholders' equity	320.2	189.2	149.2	639.5	(665.8)	632.3

No. of branches	12	16	11	-	-	39
No. of FTE	409	215	209	78	-	911

Three Months Ended September 30, 2011:
	(in thousands)
Net interest income	$26,297	$20,684	$19,660	$(2,056)	$-	$64,585
Provision for credit losses	8,319	1,275	1,586	-	-	11,180
Net interest income (loss) after
provision for credit losses	17,978	19,409	18,074	(2,056)	-	53,405
Non-interest income	4,397	1,504	1,083	8,281	(2,183)	13,082
Non-interest expense	(20,245)	(12,383)	(10,099)	(4,937)	2,183	(45,481)
Income (loss) from continuing operations before income taxes	2,130	8,530	9,058	1,288	-	21,006
Income tax expense (benefit)	441	3,009	3,680	384	-	7,514
Income(loss) from continuing operations	1,689	5,521	5,378	904	-	13,492
Loss from discontinued operations, net	-	-	-	(481)	-	(481)
Net income (loss)	$1,689	$5,521	$5,378	$423	$-	$13,011

Nine Months Ended September 30, 2011:	(in thousands)
Net interest income	$79,582	$60,450	$55,588	$(6,651)		$188,969
Provision for credit losses	20,622	6,606	5,883	-	-	33,112
Net interest income (loss) after
provision for credit losses	58,960	53,844	49,705	(6,651)	-	155,857
Non-interest income	13,772	5,887	4,057	11,531	(5,738)	29,509
Non-interest expense	(64,656)	(37,446)	(30,588)	(17,683)	5,738	(144,635)
Income (loss) from continuing operations before income taxes	8,076	22,285	23,174	(12,803)	-	40,731
Income tax expense (benefit)	1,768	8,083	9,597	(4,610)		14,838
Income(loss) from continuing operations	6,308	14,202	13,577	(8,193)	-	25,893
Loss from discontinued operations, net	-	-	-	(1,500)	-	(1,500)
Net income (loss)	$6,308	$14,202	$13,577	$(9,693)	$-	$24,393

* Excludes discontinued operations

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited					Inter-
					segment	Consoli-
	Bank	Western	Torrey		elimi-	dated
	of Nevada	Alliance Bank	Pines Bank*	Other	nations	Company
At September 30, 2010:	(dollars in millions)
Assets	$2,775.4	$1,962.1	$1,404.1	$735.9	$(698.4)	$6,179.1
Gross loans and deferred fees, net	1,939.5	1,266.8	1,009.9	-	(42.7)	4,173.5
Less: Allowance for credit losses	(68.2)	(23.4)	(16.6)	-	-	(108.2)
Net loans	1,871.3	1,243.4	993.3	-	(42.7)	4,065.3
Goodwill	23.2	-	-	2.7	-	25.9
Deposits	2,407.5	1,730.6	1,232.6	-	(42.2)	5,328.5
Stockholders' equity	312.8	162.8	134.6	625.6	(616.0)	619.8

No. of branches	12	16	11	-	-	39
No. of FTE	414	235	201	57	-	907

Three Months Ended September 30, 2010:	(in thousands)
Net interest income	$26,373	$18,368	$15,830	$(1,103)	$-	$59,468
Provision for credit losses	19,600	1,199	2,166	-	-	22,965
Net interest income after provision for credit losses	6,773	17,169	13,664	(1,103)	-	36,503
Non-interest income	3,435	3,382	1,150	3,810	390	12,167
Noninterest expense	(21,154)	(13,707)	(7,882)	(4,462)	1,096	(46,109)
Income (loss) from continuing operations before income taxes	(10,946)	6,844	6,932	(1,755)	1,486	2,561
Income tax expense (benefit)	(4,064)	2,517	2,906	(1,438)	-	(79)
Income(loss) from continuing operations	(6,882)	4,327	4,026	(317)	1,486	2,640
Loss from discontinued operations, net	-	-	-	(631)	-	(631)
Net income (loss)	$(6,882)	$4,327	$4,026	$(948)	$1,486	$2,009

Nine Months Ended September 30, 2010:	(in thousands)
Net interest income	$77,680	$50,226	$45,401	$(1,664)	$-	$171,643
Provision for credit losses	60,734	6,375	7,718	-	-	74,827
Net interest income (loss) after
provision for credit losses	16,946	43,851	37,683	(1,664)	-	96,816
Non-interest income	17,547	7,610	3,449	17,741	1,209	47,556
Non-interest expense	(66,923)	(36,431)	(28,672)	(12,709)	4,522	(140,213)
Income (loss) from continuing operations before income taxes	(32,430)	15,030	12,460	3,368	5,731	4,159
Income tax expense (benefit)	(11,804)	5,784	5,377	(1,187)	-	(1,830)
Income(loss) from continuing operations	(20,626)	9,246	7,083	4,555	5,731	5,989
Loss from discontinued operations, net	-	-	-	(2,368)	-	(2,368)
Net income (loss)	$(20,626)	$9,246	$7,083	$2,187	$5,731	$3,621

* Excludes discontinued operations

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2011	2011	2011	2010	2010
	(dollars in thousands)
Total stockholder's equity	$632,255	$615,653	$601,576	$602,174	$619,764
Less:
Goodwill and intangible assets	36,622	37,511	38,401	39,291	40,180
Total tangible stockholders' equity	595,633	578,142	563,175	562,883	579,584
Less:
Preferred stock	141,000	132,333	131,580	130,827	130,094
Total tangible common equity	454,633	445,809	431,595	432,056	449,490
Add:
Deferred tax	3,835	4,148	4,461	4,774	5,087
Total tangible common equity, net of tax	$458,468	$449,957	$436,056	$436,830	$454,577
Total assets	$6,545,890	$6,508,089	$6,404,838	$6,193,883	$6,179,146
Less:
Goodwill and intangible assets	36,622	37,511	38,401	39,291	40,180
Tangible assets	6,509,268	6,470,578	6,366,437	6,154,592	6,138,966
Add:
Deferred tax	3,835	4,148	4,461	4,774	5,087
Total tangible assets, net of tax	$6,513,103	$6,474,726	$6,370,898	$6,159,366	$6,144,053
Tangible equity ratio (1)	9.1%	8.9%	8.8%	9.1%	9.4%
Tangible common equity ratio (2)	7.0%	6.9%	6.8%	7.0%	7.3%
Common shares outstanding	82,263	82,139	82,237	81,669	81,503
Tangible book value per share, net of tax (3)	$5.57	$5.48	$5.30	$5.35	$5.58

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2011	2011	2011	2010	2010
	(in thousands)
Total non-interest income	$13,082	$9,597	$6,830	$(720)	$12,167
Less:
Mark-to-market (losses) gains, net	6,420	336	(509)	(6,710)	(210)
Securities impairment charges	-	(226)	-	(12)	-
Gains on sales of investment securities, net	781	2,666	1,379	-	5,460
Gain on extinguishment of debt	-	-	-	-	-
Gain on sale of subsidiary	-	-	-	-	568
Total operating non-interest income	5,881	6,821	5,960	6,002	6,349
Add: net interest income	64,585	63,286	61,098	60,911	59,468
Net revenue (4)	$70,466	$70,107	$67,058	$66,913	$65,817

Total non-interest expense	$45,481	$51,008	$48,146	$56,545	$46,109
Less:
Net loss (gain) on sales/valuations of repossessed assets	2,128	8,633	6,129	12,991	4,855
Merger/restructure	974	(109)	217	1,651	-
Goodwill impairment	-	-	-	-	-
Total operating non-interest expense (4)	$42,379	$42,484	$41,800	$41,903	$41,254

Net revenue	$70,466	$70,107	$67,058	$66,913	$65,817
Less:
Operating non-interest expense	42,379	42,484	41,800	41,903	41,254
Pre-tax, pre-provision operating earnings (5)	$28,087	$27,623	$25,258	$25,010	$24,563

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2011	2011	2011	2010	2010
	(in thousands)
Total operating non-interest expense	$42,379	$42,484	$41,800	$41,903	$41,254
Divided by:
Total net interest income	$64,585	$63,286	$61,098	$60,911	$59,468
Add:
Tax equivalent interest adjustment	634	473	481	464	307
Operating non-interest income	5,881	6,821	5,960	6,002	6,349
	$71,100	$70,580	$67,539	$67,377	$66,124
Efficiency ratio - tax equivalent basis (6)	59.6%	60.2%	61.9%	62.2%	62.4%

	Three Months Ended
	Sept. 30,	Sept. 30,
	2011	2010
	(in thousands)
Stockholder's equity	$632,255	$619,764
Less:
Accumulated other comprehensive (loss) income	(2,945)	(2,598)
Non-qualifying goodwill and intangibles	33,497	35,837
Other non-qualifying assets	3,038	28,919
Disallowed unrealized losses on equity securities	-	-
Add:
Qualifying trust preferred securities	34,348	34,326
Tier 1 capital (regulatory) (7) (10)	633,013	591,932
Less:
Qualifying non-controlling interests	90	218
Qualifying trust preferred securities	34,348	34,326
Preferred stock	141,000	130,094
Estimated Tier 1 common equity (8) (10)	$457,575	$427,294
Divided by:
Estimated risk-weighted assets (regulatory (8) (10)	$5,345,928	$4,773,075
Tier 1 common equity ratio (8) (10)	8.6%	9.0%

	Sept. 30,	Sept. 30,
	2011	2010
	(in thousands)
Classified assets	$311,392	$398,897
Divide:
Tier 1 capital (regulatory) (7) (10)	633,013	591,932
Plus: Allowance for credit losses	100,216	108,170
Total Tier 1 capital plus allowance for credit losses	$733,229	$700,102
Classified assets to Tier 1 capital plus allowance (9) (10)	42%	57%

(1) We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(2) We believe this non-GAAP ratio provides critical metrics with which to analyze and evaluate financial condition and capital strength.
(3) We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(4) We believe this non-GAAP measurement is better indicative of the cash generating capacity of the Company.
(5) We believe this non-GAAP measurement is a key indicator of the earnings power of the Company which is otherwise obscured by the asset quality issues.
(6) We believe this non-GAAP ratio provides understanding of the operating efficiency of the Company.

(7) Under the guidelines of the Federal Reserve and the FDIC in effect at December 31, 2010, Tier 1 capital consisted of common stock, retained earnings, non-cumulative perpetual preferred stock, trust preferred securities up to a certain limit, and minority interests in certain subsidiaries, less most other intangible assets.

(8) Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items, are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio. We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.

(9) We believe this non-GAAP ratio provides a critical regulatory metric in which to analyze asset quality.
(10) Preliminary until Call Reports are filed.

CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476